UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/16/2012

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Definitive Material Agreement

1. 2012 August Extension Agreement with Respect to Credit Agreement

On August 16, 2012, First Data Corporation (“First Data” or the “Company”) entered into the 2012 August Extension Amendment (the “Amendment Agreement”), relating to its Credit Agreement, dated as of September 24, 2007, as amended and restated as of September 28, 2007, as further amended as of August 10, 2010, March 24, 2011 and March 13, 2012, respectively, among First Data, the several lenders from time to time parties thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Credit Agreement”).

Among other things, the Amendment Agreement:

(i) converts approximately $295 million of the existing term loans maturing in 2014 (the “2014 Term Loans”) under the Company’s senior secured term credit facilities into a new dollar-denominated term loan tranche and a new euro-denominated term loan tranche, each of which will mature on March 24, 2017 (collectively, the “2017B Term Loans”); and

(ii) provides for an increase in the interest applicable to the 2017B Term Loans to a rate equal to, at the Company’s option, either (a) LIBOR for deposits in the applicable currency plus 500 basis points or (b) with regard to dollar-denominated borrowings, a base rate plus 400 basis points.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

2.  Indenture with respect to 6 3/4% Senior Secured Notes due 2020

On August 16, 2012, First Data issued and sold $1,300,000,000 aggregate principal amount of 6 3/4% Senior Secured Notes due 2020 (the “notes”), which mature on November 1, 2020, pursuant to an indenture, dated August 16, 2012, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee( the “Indenture”).  The Company used the net proceeds from the issue and sale of the notes to repay a portion of the term loans under our senior secured credit facilities and to pay related fees and expenses.

Interest Rate

The notes accrue interest at the rate of 6 3/4% per annum and mature on November 1, 2020. Interest on the notes is payable in cash on May 1 and November 1 of each year.

Ranking

The notes:

•       rank senior in right of payment to any existing and future subordinated indebtedness, including the Company’s existing senior subordinated notes;

•       rank equally in right of payment with all of the Company’s existing and future senior indebtedness;

•         are effectively senior in right of payment to indebtedness under the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the value of the collateral securing the notes;

•         are effectively equal in right of payment with indebtedness under the Company’s senior secured credit facilities, the 7.375% Notes and the 8.875% Notes; and

•         are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s guarantor subsidiaries).

Guarantees

The notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantees the Company’s senior secured credit facilities. Each of the guarantees of the notes is a general senior obligation of each guarantor and:

•       rank senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary, including the Company’s existing senior subordinated notes;

•       rank equally in right of payment with all existing and future senior indebtedness of the guarantor subsidiary;

•       is effectively senior in right of payment to the guarantees of the Company’s existing senior unsecured notes and the Company’s existing senior secured second lien notes to the extent of the guarantor subsidiary’s value of the collateral securing the notes;

•       is effectively equal in right of payment with the guarantees of the Company’s senior secured credit facilities, the 7.375% Notes and the 8.875% Notes; and

•       is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a guarantor that is not also a guarantor of the notes.

Any guarantee of the notes will be released in the event such guarantee is released under the Company’s senior secured credit facilities.

Security

Pursuant to a security agreement and a pledge agreement, each dated as of August 20, 2010, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as collateral agent (to which the notes and the guarantees became subject as of August 16, 2012), the notes and the guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Company’s assets and the assets of the subsidiary guarantors that secure the Company’s senior secured credit facilities including:

•       substantially all the capital stock of any of the Company’s wholly owned first-tier subsidiaries or of any subsidiary guarantor of the notes (but limited to 65% of the voting stock of any such material wholly owned first-tier subsidiary that is a foreign subsidiary); and

•       substantially all tangible and intangible assets of the Company and each subsidiary guarantor, other than (1) certain real property, (2) settlement assets and (3) deposit accounts, other bank or securities accounts, cash, leaseholds, excluded stock and stock equivalents, motor vehicles and other customary exceptions.

Prepayments and Redemptions

The Company is required to make an offer to repay the notes with net proceeds from specified asset sales, subject to the right to repay other senior secured debt and certain other types of indebtedness or reinvest such proceeds in the Company’s business. In addition, the Company will be required to offer to repay the notes upon the occurrence of a change of control.

The Company may redeem the notes, in whole or in part, at any time prior to November 1, 2015, at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.” Thereafter, the Company may redeem the notes, in whole or in part, at established redemption prices. In addition, on or prior to November 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of notes with the net cash proceeds from certain equity offerings at established redemption prices.

Certain Covenants and Events of Default

The indenture governing the notes contains a number of covenants that, among other things, restricts, subject to certain exceptions, the Company’s and its restricted subsidiaries’ ability to:

•       incur additional debt or issue certain preferred shares;

•       pay dividends on or make other distributions in respect of capital stock or make other restricted payments;

•       make certain investments;

•       sell certain assets;

•       create liens on certain assets to secure debt;

•       consolidate, merge, sell or otherwise dispose of all or substantially all assets;

•       enter into certain transactions with affiliates; and

•       designate subsidiaries as unrestricted subsidiaries.

In addition, the indenture governing the notes imposes certain requirements as to future subsidiary guarantors. The indenture governing the notes also contains certain customary events of default.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1

2012 August Extension Agreement, dated as of August 16, 2012, among First Data Corporation, certain of its subsidiaries, certain of the lenders under the Credit Agreement, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, including:

Exhibit A - Marked Pages of Credit Agreement

10.2	Indenture, dated as August 16, 2012, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 6 3/4% Senior Secured Notes due 2020.

10.3

Security Agreement dated as of August 20, 2010, among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as collateral agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 26, 2010, and incorporated herein by reference).

10.4

Pledge Agreement, dated as of August 20, 2010, among the Company, the other pledgors named therein and Wells Fargo Bank, National Association, as collateral agent (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 26, 2010, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: August 20, 2012	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary